Exhibit 99.1

QUANTA SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 4, 2015, Quanta Services, Inc. (Quanta) completed the sale of all of the issued and outstanding equity interests in Quanta Fiber Networks, Inc., a wholly owned subsidiary of Quanta (Sunesys), to CC SCN Fiber LLC, a wholly owned subsidiary of Crown Castle International Corp., for an aggregate purchase price of approximately $1 billion in cash, resulting in estimated after-tax net proceeds of approximately $830 million (the Transaction). Sunesys, along with its wholly owned subsidiaries, owned all of Quanta’s fiber optic licensing operations.

The following unaudited pro forma condensed consolidated financial information was derived from Quanta’s historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the Transaction as if it were completed on March 31, 2015. The unaudited pro forma condensed consolidated statements of operations give effect to the Transaction as if it were completed on January 1, 2012. The unaudited pro forma condensed consolidated financial information should be read in conjunction with Quanta’s Annual Reports on Form 10-K for the years ended December 31, 2014, 2013 and 2012 and Quanta’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and directly attributable to the Transaction; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what Quanta’s consolidated financial position and results of operations would have been had the Transaction occurred on the dates indicated and is not necessarily indicative of its future consolidated financial position and results of operations.

The pro forma adjustments include:

•	An adjustment to reflect the net cash proceeds and gain from the Transaction;

•	An adjustment to reflect accrued liabilities for estimated taxes payable, professional fees and closing costs related to the Transaction; and

•	An adjustment to remove all of Quanta’s fiber optic licensing assets and liabilities.

QUANTA SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2015

(In thousands, except share information)

	Quanta Historical	Adjustments for Disposition of Fiber Optic Licensing Operations		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$135,534	$995,708	(a)	$1,131,242
Accounts receivable, net	1,642,675	(8,870	)(b)	1,633,805
Costs and estimated earnings in excess of billings on uncompleted contracts	341,190	—		341,190
Inventories	45,824	—		45,824
Prepaid expenses and other current assets	222,417	(12,156	)(b)	210,261

Total current assets	2,387,640	974,682		3,362,322
Property and equipment, net of accumulated depreciation	1,480,097	(383,570	)(b)	1,096,527
Other assets, net	98,557	(19,319	)(b)	79,238
Other intangible assets, net of accumulated amortization	252,055	(16,596	)(b)	235,459
Goodwill	1,922,485	(334,791	)(b)	1,587,694

Total assets	$6,140,834	$220,406		$6,361,240

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt and short-term borrowings	$9,440	$—		$9,440
Accounts payable and accrued expenses	874,627	149,448	(c)	1,024,075
Billings in excess of costs and estimated earnings on uncompleted contracts	240,243	—		240,243

Total current liabilities	1,124,310	149,448		1,273,758
Long-term debt and notes payable, net of current maturities	115,002	—		115,002
Deferred income taxes	299,809	(68,840	)(b)	230,969
Insurance and other non-current liabilities	290,960	(49,058	)(b)	241,902

Total liabilities	1,830,081	31,550		1,861,631

Commitments and Contingencies
Equity:

Common stock, $.00001 par value, 600,000,000 shares authorized, 226,885,163 shares issued, and 204,495,383 shares outstanding	2			2
Exchangeable Shares, no par value, 7,325,971 shares issued and outstanding	—	—		—
Series F Preferred Stock, $.00001 par value, 1 share authorized, issued and outstanding	—	—		—
Series G Preferred Stock, $.00001 par value, 1 share authorized, issued and outstanding	—	—		—
Additional paid-in capital	3,609,574	—		3,609,574
Retained earnings	1,420,275	188,856	(d)	1,609,131
Accumulated other comprehensive income (loss)	(212,244)	—		(212,244)
Treasury stock, 22,389,780 common shares, at cost	(520,119)	—		(520,119)

Total stockholders’ equity	4,297,488	188,856		4,486,344
Non-controlling interests	13,265	—		13,265

Total equity	4,310,753	188,856		4,499,609

Total liabilities and equity	$6,140,834	$220,406		$6,361,240

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

QUANTA SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2015

(In thousands, except per share information)

	Quanta Historical	Adjustments for Disposition of Fiber Optic Licensing Operations (e)	Pro Forma
Revenues	$1,886,956	$(25,570)	$1,861,386
Cost of services (including depreciation)	1,634,295	(10,815)	1,623,480

Gross profit	252,661	(14,755)	237,906
Selling, general and administrative expenses	150,238	(4,775)	145,463
Amortization of intangible assets	8,706	(413)	8,293

Operating income	93,717	(9,567)	84,150
Interest expense	(1,400)	—	(1,400)
Interest income	455	(2)	453
Other income (expense), net	(212)	—	(212)

Income before income taxes	92,560	(9,569)	82,991
Provision for income taxes	34,375	(3,774)	30,601

Net income from continuing operations	58,185	(5,795)	52,390
Less: Net income from continuing operations attributable to non-controlling interests	4,701		4,701

Net income from continuing operations attributable to common stock	$53,484	$(5,795)	$47,689

Earnings per share from continuing operations attributable to common stock - basic and diluted	$0.25		$0.22

Shares used in computing earnings per share:
Weighted average basic shares outstanding	215,473		215,473

Weighted average diluted shares outstanding	215,490		215,490

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

QUANTA SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

(In thousands, except per share information)

	Quanta Historical	Adjustments for Disposition of Fiber Optic Licensing Operations (e)	Pro Forma
Revenues	$7,851,250	$(104,021)	$7,747,229
Cost of services (including depreciation)	6,617,730	(39,295)	6,578,435

Gross profit	1,233,520	(64,726)	1,168,794
Selling, general and administrative expenses	722,038	(16,561)	705,477
Amortization of intangible assets	35,907	(1,650)	34,257

Operating income	475,575	(46,515)	429,060
Interest expense	(4,765)		(4,765)
Interest income	3,741	(5)	3,736
Equity in earnings (losses) of unconsolidated affiliates	(332)		(332)
Other income (expense), net	(1,102)	2	(1,100)

Income from continuing operations before income taxes	473,117	(46,518)	426,599
Provision for income taxes	157,408	(18,401)	139,007

Net income from continuing operations	315,709	(28,117)	287,592
Less: Net income from continuing operations attributable to noncontrolling interests	18,368		18,368

Net income from continuing operations attributable to common stock	$297,341	$(28,117)	$269,224

Earnings per share from continuing operations attributable to common stock - basic and diluted	$1.35		$1.23
Shares used in computing earnings per share:
Weighted average basic shares outstanding	219,668		219,668

Weighted average diluted shares outstanding	219,690		219,690

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

QUANTA SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(In thousands, except per share information)

	Quanta Historical	Adjustments for Disposition of Fiber Optic Licensing Operations (e)	Pro Forma
Revenues	$6,522,842	$(111,265)	$6,411,577
Cost of services (including depreciation)	5,467,389	(42,745)	5,424,644

Gross profit	1,055,453	(68,520)	986,933
Selling, general and administrative expenses	501,010	(15,941)	485,069
Amortization of intangible assets	27,515	(1,650)	25,865

Operating income	526,928	(50,929)	475,999
Interest expense	(2,668)		(2,668)
Interest income	3,380	(2)	3,378
Equity in earnings of unconsolidated affiliates, including gain on sale of investment	112,744		112,744
Other income (expense), net	(1,135)	2	(1,133)

Income before income taxes	639,249	(50,929)	588,320
Provision for income taxes	217,940	(21,065)	196,875

Net income from continuing operations	421,309	(29,864)	391,445
Less: Net income from continuing operations attributable to noncontrolling interests	19,388		19,388

Net income from continuing operations attributable to common stock	$401,921	$(29,864)	$372,057

Earnings per share from continuing operations attributable to common stock - basic and diluted	$1.87		$1.73

Shares used in computing earnings per share:
Weighted average basic shares outstanding	214,929		214,929

Weighted average diluted shares outstanding	214,978		214,978

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

QUANTA SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(In thousands, except per share information)

	Quanta Historical	Adjustments for Disposition of Fiber Optic Licensing Operations (e)	Pro Forma
Revenues	$5,920,269	$(95,184)	$5,825,085
Cost of services (including depreciation)	4,982,562	(29,386)	4,953,176

Gross profit	937,707	(65,798)	871,909
Selling, general and administrative expenses	434,894	(13,168)	421,726
Amortization of intangible assets	37,691	(3,642)	34,049

Operating income	465,122	(48,988)	416,134
Interest expense	(3,746)		(3,746)
Interest income	1,471		1,471
Equity in earnings (losses) of unconsolidated affiliates	2,084		2,084
Other income (expense), net	(351)	2	(349)

Income before income taxes	464,580	(48,986)	415,594
Provision for income taxes	158,859	(18,872)	139,987

Net income from continuing operations	305,721	30,114	275,607
Less: Net income from continuing operations attributable to noncontrolling interests	16,027		16,027

Net income from continuing operations attributable to common stock	$289,694	$30,114	$259,580

Earnings per share from continuing operations attributable to common stock - basic and diluted	$1.36		$1.22

Shares used in computing earnings per share:
Weighted average basic shares outstanding	212,777		212,777

Weighted average diluted shares outstanding	212,835		212,835

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

QUANTA SERVICES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)	Represents the adjustment to cash and cash equivalents for the receipt of proceeds from the sale of Quanta’s fiber optic licensing operations.
(b)	Represents the adjustments for the disposition of assets and liabilities related to Quanta’s fiber optic licensing operations.
(c)	Represents adjustments for the disposition of accrued liabilities related to Quanta’s fiber optic licensing operations of $16.4 million, offset by accrued liabilities for estimated taxes payable related to the gain on the sale of $154.4 million, at a statutory rate of 37%, and accrued liabilities for professional fees and closing costs of $11.4 million.
(d)	Represents the gain on sale that would have been recorded as of March 31, 2015 had the transaction occurred on such date.
(e)	Represents the adjustments to eliminate the operating results of the fiber optics licensing operations as if the Transaction were completed on January 1, 2012. For purposes of these unaudited pro forma condensed consolidated financial statements, estimated income tax rates of 39.4%, 39.6%, 41.4% and 38.5% have been used for the three months ended March 31, 2015 and the years ended December 31, 2014, 2013 and 2012, respectively.